Exhibit 99.1

News Release

Contact:
Larry Vale
Keane Investor Relations
Larry_M_Vale@keane.com
617.517.1290

Albie Jarvis
Porter Novelli. Keane PR
617.897.8236
Albie.Jarvis@porternovelli.com

KEANE ANNOUNCES WITHDRAWAL

FROM STAFF AUGMENTATION RELATIONSHIP WITH IBM

Boston, Mass., July 13, 2005 — Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced that it will withdraw from its existing relationship in which staff augmentation services are provided to IBM.  Keane’s management has determined that the IBM staffing business is not consistent with its strategy of providing high-value business and IT solutions to its clients.  Keane’s current annual revenue run-rate for the IBM business is approximately $28 million, and the Company anticipates that this revenue stream will dissipate over the next several quarters.  Keane generated approximately $40 million in IBM-related revenues in 2004.

“Over the past 25 years, Keane has valued its strong business relationship with IBM.  During this time, Keane has been involved in a number of strategic initiatives for IBM and we are proud of the value that we have delivered.  With recent developments in IBM’s procurement direction, however, we now believe it is in the best interest of Keane and our shareholders to concentrate our financial and personnel resources in areas more aligned with our business strategy,” explained President and CEO Brian Keane.  “Specifically, we are focused on delivering Application and Business Process Outsourcing Services to help clients transform their business and IT operations to achieve measurable and sustainable business benefit.”

Keane is committed to working with IBM to enable the smooth transition of existing business and staff to other suppliers or to IBM itself wherever possible.  Keane anticipates answering questions regarding the withdrawal from the staff augmentation business with IBM during its upcoming Second Quarter 2005 Financial Conference Call, which is scheduled to take place on July 20, 2005.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a premier business and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable and sustainable business benefit.  Keane is a trusted advisor and partner for its clients by solving real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.  Specifically, Keane delivers highly synergistic service offerings, including Application Development & Integration, Application Outsourcing and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines and fostering a culture of accountability through meaningful performance metrics.  Keane, based in Boston, MA USA, delivers its services through an integrated network of regional offices in the United States, Australia, Canada, India and the United Kingdom, and via SEI CMMI Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements depending on a number of important factors, including those set forth under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the period ended March 31, 2005. Such factors include business conditions generally, the availability of professional staff, the performance of Keane’s subcontractors, the impact of termination of contracts with significant clients on our financial condition and results of operations, our potential inability to re-deploy our professionals effectively upon the termination of engagements and various other factors that involve risk and uncertainty. Keane disclaims any intention or obligation to update any forward-looking statement as a result of developments occurring after the date of this press release.

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